Exhibit 99.1

CONFIDENTIAL

March 1, 2013

Hecla Mining Company
6500 N. Mineral Drive, Suite 200
Coeur D’Alene, Idaho 83815-9408

Attention:  Mr. James  A.  Sabala

$500 Million Senior Secured Credit Facilities for Target Acquisition

Ladies and Gentlemen:

Based on our discussions with you, we understand that you are interested in obtaining a commitment for $500,000,000 of senior, secured financing consisting of (i) a $200,000,000 term loan facility (the “Term Loan Facility”), (ii) a $200,000,000 revolving credit facility (the “Revolving Loan Facility”) and (iii) a $100,000,000 bridge loan facility (the “Bridge Loan Facility”; the Term Loan Facility, and the Revolving Loan Facility are collectively referred to as the “Credit Facilities”) in connection with the financing of the Transaction (defined in attached Annex I).  All dollar amounts referred to herein shall be in US dollars.

The Bank of Nova Scotia (“Scotiabank”) is pleased to inform you that it hereby (i) commits to provide 100% of each of  the Credit Facilities and (ii) agrees to act as administrative agent (in such capacity, the “Administrative Agent”) for a syndicate of other financial institutions identified by us in consultation with you (together with Scotiabank, the “Lenders”).  Scotiabank will act as the sole lead arranger and sole book runner.  Our commitments, undertakings and agreements hereunder are subject, however, to (a) the terms and conditions set forth in this letter (this “Commitment Letter”) and in the term sheet annexed hereto as Annex I (the “Term Sheet”) and the provisions set forth in Annex II, (b) the terms and conditions contained in the confidential fee letter, dated the date hereof (the “Fee Letter”), between you and Scotiabank, and (b) our satisfaction that, prior to and during the syndication of the Credit Facilities, there shall be no other issues of debt securities or commercial bank or other credit facilities announced, offered, placed or arranged by or on behalf of you or the Target or any subsidiary; provided, however, that notwithstanding the foregoing, you, the Target, and your and the Target’s subsidiaries may announce, offer, place, and arrange a 144A note or other similar offering of unsecured debt in the capital markets.  In the event any of the foregoing conditions are either not satisfied or prove to be unsatisfactory to us by the Termination Date (as defined below), we reserve the right to either terminate our commitments, undertakings and agreements hereunder (and thereafter have no other or further obligations hereunder or in connection with the Credit Facilities) or to propose alternative financing amounts or structures that assure adequate protection for Scotiabank and the Lenders.  Furthermore, as a condition to our commitments, undertakings and agreements hereunder, you agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than as expressly set forth in the Term Sheet and the Fee Letter) will be paid in connection with the Credit Facilities unless you and we shall so agree.

Scotiabank / Hecla Mining Commitment Letter
March 1, 2013

Scotiabank may employ the services of its affiliates in providing certain services hereunder and, in connection with the provision of such services, may exchange with such affiliates information concerning you and the Target and subsidiaries, and, to the extent so employed, such affiliates shall be entitled to the benefits afforded to Scotiabank hereunder.

Scotiabank intends to solicit commitments from others promptly following the execution of this Commitment Letter in an amount sufficient to allow Scotiabank to achieve a successful syndication, as described in the Fee Letter.  Scotiabank will manage all aspects of the syndication, including, without limitation, decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders.  In that regard, you agree to assist us actively, in all commercially reasonable respects, in the syndication of the Credit Facilities, which assistance will require, among other things, that (i) you provide all information that we deem to be reasonably necessary to successfully complete the syndication, including, without limitation, all the information prepared by you or on your behalf relating to the Transaction and your and the Target’s and subsidiaries’ business, assets, financial condition and operations, as we may deem to be reasonably necessary, and all projections (the “Projections”), as we may reasonably request in connection with the arrangement and syndication of the Credit Facilities and (ii) you will assist with a due diligence review by potential lenders and their respective technical advisors and consultants (including site visits to the main operations of you and the Target) of the business, assets, financial condition and operations of you and the Target.  You hereby represent and covenant, to the best of your knowledge after all due inquiry, that (a) all factual information, which, for the avoidance of doubt, excludes Projections (the “Information”) that has been or will be made available to Scotiabank by you or on your behalf is or will be, when furnished and considered as a whole, complete and correct in all material respects and does not or will not, when furnished and considered as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Scotiabank by you or on your behalf have been or will be prepared in good faith based upon reasonable assumptions at such time.  You agree that you will promptly notify Scotiabank on or prior to the completion of a successful syndication (as described in the Fee Letter) of any changes in circumstances that would be expected to call into question the Information or the continued reasonableness of any assumption underlying the Projections, and that you will supplement the Information and the Projections as necessary so that the representation and covenant in the preceding sentence remain correct without regard to when such Information and Projections were made available.  In arranging and syndicating the Credit Facilities, we will use and rely on the Information and Projections without independent verification thereof.  We do realize, however, that the Projections are forward-looking and are only projections and involve known and unknown risks, uncertainties and other factors which could cause your actual results to differ from those projected, and that you cannot guarantee future results, levels of activity, performance or achievements.

Scotiabank / Hecla Mining Commitment Letter
March 1, 2013

You agree (a) to make certain members of your and, to the best of your ability, the Target’s senior management, as well as, to the best of your ability, your consultants and advisors, available during regular business hours to answer questions regarding the Transaction (including, without limitation, the Target) and the Credit Facilities, (b) to cooperate in arranging site visits for prospective lenders invited to participate in the Credit Facilities, (c) to review and assist in the preparation of a confidential information memorandum relating to the Credit Facilities (the “Confidential Information Memorandum”) in form and substance reasonably satisfactory to Scotiabank, (d) to meet with prospective Lenders and to use your commercially reasonable best efforts to ensure that our syndication efforts benefit materially from your and the Target’s lending relationships and (e) to host, with Scotiabank, one (1) or more meetings with prospective Lenders.  Relative to the Confidential Information Memorandum, you also agree, at the request of Scotiabank, to assist in all reasonable ways in the preparation of separate versions of the Confidential Information Memorandum and other marketing materials and presentations to be used by Scotiabank on your behalf in connection with the syndication of the Credit Facilities (“Marketing Materials”), including one (1) version which will be made available to prospective Lenders whose personnel do not wish to receive material non-public information (“Private Lender Information”).  You further agree that each document to be disseminated by Scotiabank to any Lender in connection with the Credit Facilities will, at the request of Scotiabank, be identified by you as either (i) containing Private Lender Information or (ii) containing no Private Lender Information (“Public Lender Information”); provided, however, it is understood that any schedules attached thereto disclosing exceptions to any representation or warranty shall not be considered Public Lender Information.  You acknowledge that the following documents contain solely Public Lender Information, other than the information on any schedules attached thereto disclosing exceptions to any representation or warranty (unless you notify us promptly that any such document contains Private Lender Information): (a) drafts and final definitive Credit Documentation (defined below); (b) administrative materials prepared by Scotiabank for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda); and (c) notification of changes in the terms of the Credit Facilities.

You agree to indemnify and hold harmless Scotiabank, each other Lender committing to participate in the Credit Facilities and each of our and their respective affiliates, directors, officers, agents and employees, and agree to promptly pay all of the fees and expenses, in each case following demand, as set forth in Annex II (with the terms and provisions of Annex II hereby being incorporated by reference), whether or not definitive credit, security and other documentation (collectively, the “Credit Documentation”) is ultimately executed and delivered or the Transaction or any of the other transactions contemplated hereby or in connection therewith are ultimately consummated.

Scotiabank / Hecla Mining Commitment Letter
March 1, 2013

You acknowledge that Scotiabank and its affiliates may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services) to other companies that may have conflicting interests from yours regarding your business and otherwise; provided, however, Scotiabank and its affiliates will not provide any lending or financial advisory services in direct support of any competitive bid in respect of the Acquisition (as defined in the Term Sheet) and provided further that nothing in this Commitment Letter shall impair or prohibit Scotiabank and its affiliates from providing such loans or services to parties under existing agreements or arrangements with such parties, including those involving Target and its affiliates.  Neither Scotiabank nor its affiliates shall use confidential information obtained from you (or on your behalf) in connection with the performance by Scotiabank or its affiliates of services for other companies, and neither Scotiabank nor its affiliates will furnish any such confidential information to other companies including the Target.  You acknowledge that neither Scotiabank nor any of its affiliates has any obligation to use, in connection with the Transaction or otherwise, or to furnish to you, confidential information obtained from other companies.  Despite any conflict of interest that may exist as a result of the foregoing, except with respect to the agreement of Scotiabank and its affiliates not to provide direct support to any competitive bid in respect of the Acquisition, but subject to the second proviso set forth above, you hereby irrevocably waive and release Scotiabank and its directors, agents, employees and controlling persons from any claims or causes of action arising out of such conflicts of interest, whether arising prior to, on or after the date of this Commitment Letter.

You acknowledge that Scotiabank is a full service securities firm and Scotiabank may from time to time effect transactions, for its own or its affiliates’ accounts or the accounts of customers, and hold positions in loans, securities or options on loans or securities of you and your affiliates and of other companies including the Target that may be the subject of the transactions contemplated by this Commitment Letter.

This Commitment Letter, the Term Sheet, Annex II and the Fee Letter (collectively, the “Commitment Documents”) are delivered to you with the understanding that no Commitment Document, nor the substance thereof, shall be disclosed to any third party (including, without limitation, other lenders, arrangers, underwriters, placement agents, or advisors or any similar persons), without our prior written consent, except (a) to your officers, employees, agents and legal advisors who are directly involved in the consideration of the Transaction (and then only on a confidential and need-to-know basis), (b) as required by law or any court or governmental agency (and you agree to inform us promptly of each such permitted disclosure), (c) you may disclose the Commitment Documents (redacted in a manner reasonably satisfactory to us) and the contents hereof to the Target and its officers, directors, equity holders, employees, attorneys, accountants and advisors, on a confidential and need-to-know basis, (d) you may disclose the Commitment Documents (redacted in a manner reasonably satisfactory to us) in any proxy or other public filing relating to the Transaction and in any prospectus or offering memorandum relating thereto in a manner to be mutually agreed upon or as required by law, and (e) to enforce your rights hereunder.  The Commitment Documents are delivered to you solely for your benefit and may not be relied upon by any other person or entity, and nothing in the Commitment Documents is intended to confer any rights upon, nor do the Commitment Documents create third-party beneficiary status in favor of, any other person or entity as to our commitments, undertakings or agreements hereunder.

Scotiabank / Hecla Mining Commitment Letter
March 1, 2013

With respect to this Commitment Letter and the lending transactions contemplated hereunder (including the commitments and other undertakings contemplated hereunder), you acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and Scotiabank is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether Scotiabank has advised or is advising you on other matters, (b) Scotiabank, on the one hand, and you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of Scotiabank, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that Scotiabank is engaged in a broad range of transactions that may involve interests that differ from your interests (provided, however, that Scotiabank and its affiliates will not provide direct support to any competitive bid in respect of the Acquisition; and provided further that nothing in this Commitment Letter shall impair or prohibit Scotiabank and its affiliates from providing such support, loans or services to parties under existing agreements or arrangements with such parties, including those involving Target and its affiliates) and that Scotiabank has no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship and (e) except with respect to the agreement of Scotiabank and its affiliates not to provide direct support to any competitive bid in respect of the Acquisition and subject the second proviso in clause (d) above, you waive, to the fullest extent permitted by law, any claims you may have against Scotiabank for breach of fiduciary duty or alleged breach of fiduciary duty and agree that Scotiabank shall have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.  Additionally, you acknowledge and agree that Scotiabank is not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby, and Scotiabank shall have no responsibility or liability to you with respect thereto.  Any review by Scotiabank of you, the Target, the Transaction, the other transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Scotiabank and shall not be on behalf of you or any of your affiliates.

To help the United States government fight the funding of terrorism and money laundering activities, the federal law of the United States requires all financial institutions to obtain, verify and record information that identifies each person with whom they do business.  This means we must ask you for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that we consider appropriate to verify your identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

Scotiabank / Hecla Mining Commitment Letter
March 1, 2013

The Commitment Documents, and any confidentiality agreement between Scotiabank or any of its affiliates and you, constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.  You irrevocably and unconditionally submit to the non-exclusive jurisdiction of any New York state or federal court (in each case) sitting in the County of New York over any suit, action or proceeding arising out of or relating to the Commitment Documents.  Service of any process, summons, notice or document in any suit, action or proceeding may be made by registered mail addressed to you or Scotiabank, as appropriate, and you waive any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject, by suit upon judgment.  EACH COMMITMENT DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  EACH OF THE UNDERSIGNED PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF OR IN CONNECTION WITH, ANY COMMITMENT DOCUMENT, AND ANY OTHER COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THE UNDERSIGNED PARTIES IN CONNECTION WITH ANY COMMITMENT DOCUMENT.  IN NO EVENT SHALL ANY PARTY TO ANY COMMITMENT DOCUMENT BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INDIRECT OR PUNITIVE DAMAGES IN CONNECTION WITH THE TRANSACTION, THE CREDIT FACILITIES OR THE COMMITMENT DOCUMENTS.  EACH COMMITMENT DOCUMENT WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF ITS GENERAL OBLIGATIONS LAW).

This Commitment Letter and the commitments, undertakings and agreements of Scotiabank under the Commitment Documents shall not be assignable by you without the prior written consent of Scotiabank, and any purported assignment without such consent shall be void.  The Commitment Documents may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Scotiabank and you.  Capitalized terms are used in this Commitment Letter with the meanings provided herein or, except as otherwise defined herein or the context may otherwise require, in the Term Sheet.

If you agree with the foregoing, please sign and return to us the enclosed copies of this Commitment Letter and the Fee Letter no later than 5:00 p.m., New York time, on March 4, 2013, and in the event that such documents are not so executed and returned, this Commitment Letter and all obligations of Scotiabank hereunder, shall terminate.  This Commitment Letter and the Fee Letter supersede and replace the prior commitment letters and fee letters dated as of February 22, 2013 and February 28, 2013, each of which is hereby terminated.  Our commitments, undertakings and agreements under the Commitment Documents will not be effective unless (a) a copy of this Commitment Letter and the Fee Letter, each signed by you, has been delivered to us, and (b) you have made all payments required to be paid hereunder and thereunder.  Notwithstanding any term or provision in the Commitment Documents to the contrary, all of your obligations under the Commitment Documents in respect of indemnification, confidentiality, and fee and expense reimbursement shall survive any termination or expiration (including, without limitation, by the terms of this paragraph) of our commitments, undertakings and agreements under the Commitment Documents.

Scotiabank / Hecla Mining Commitment Letter
March 1, 2013

This Commitment Letter and the Fee Letter may be executed in any number of identical counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of each of this Commitment Letter and the Fee Letter by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart thereof.

Our commitments, undertakings and agreements under the Commitment Documents will terminate in any event upon the earlier to occur of (i) the termination of Arrangement Agreement (as defined in the Term Sheet) or similar document between the Borrowers and the Target setting forth the basic terms of the Acquisition without its replacement by a definitive acquisition agreement and (ii) 5:00 p.m., New York time, on June 30, 2013 (as such date may be extended in Scotiabank’s sole discretion, the “Termination Date”) unless, on or prior to such time, definitive Credit Documentation satisfactory to us and our counsel has been executed and delivered by you, us and the other required parties (the “Closing Date”).

[THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK]

Scotiabank / Hecla Mining Commitment Letter
March 1, 2013

We look forward to working with you.

Very truly yours, THE BANK OF NOVA SCOTIA By: Ray Clarke Managing Director Corporate Banking – Global Mining By: Elizabeth Daponte Director Corporate Banking – Global Mining

So Agreed to, Accepted and Acknowledged

this ___ day of ________________, 2013

HECLA MINING COMPANY, a Delaware corporation

By:
Title:

ANNEX I

TERM SHEET

Borrowers:
Hecla Mining Company, a Delaware corporation (“Parent”), Hecla Limited, Hecla Alaska LLC, Hecla Greens Creek Mining Company and Hecla Juneau Mining Company (each, together with Parent, a “Borrower” and collectively, the “Borrowers”).

Facilities:
1)    $200 million, three (3) year, senior secured, amortizing non-revolving term loan facility (the “Term Loan Facility”).

2)    $200 million, three (3) year, senior secured, revolving loan facility (the “Revolving Loan Facility”).

3)    $100 million, thirty (30) day, senior secured, non-revolving bridge loan facility (“Bridge Loan Facility”).

Purpose:
Proceeds of the Term Loan Facility, the Revolving Loan Facility and the Bridge Loan Facility will be used (i) to acquire (“Acquisition”) Aurizon Mines Limited (“Target”) pursuant to the Arrangement Agreement dated as of the date of the Commitment Letter, between Parent, 0963708 B.C. Ltd., a wholly-owned subsidiary of Parent (“AcquireCo”) and the Target (the “Arrangement Agreement”), (ii) to repay all obligations and indebtedness outstanding under the Existing Credit Agreement (as defined below) and (iii) for general corporate purposes of Borrowers (collectively, the “Transaction”).  A true and correct copy of the Arrangement Agreement has been furnished to Scotiabank, and no amendment or supplement to, or modification or waiver of any provision of, the Arrangement Agreement shall be made by Parent or AcquireCo without the prior written consent of Scotiabank.  The Borrowers shall not consent to any expenditure of funds by the Target beyond the amounts permitted pursuant to the Arrangement Agreement, nor will the Borrowers consent to the borrowing by the Target under its existing credit agreement or other incurrence of indebtedness by the Target except as permitted pursuant to the Arrangement Agreement.

Sole Lead Arranger and Sole Bookrunner:	Scotiabank (the “Lead Arranger”).

Administrative Agent:	The Bank of Nova Scotia (“Scotiabank” or the “Administrative Agent”).

Lenders:	A syndicate of financial institutions, including Scotiabank and / or its affiliates, acceptable to the Borrowers and the Lead Arranger (individually a “Lender” and collectively the “Lenders”).

Guarantors & Security:
All obligations of the Borrowers under the Credit Facilities (defined in the Commitment Letter) shall be unconditionally guaranteed by (i) each existing and subsequently acquired or organized, direct or indirect, material U.S. subsidiary of any of the Borrowers, (ii) AcquireCo, the survivor of the arrangement with the Target, and (iii) any subsidiary of any of the Borrowers holding any interest in the Target or the Target’s subsidiaries subsequent to the consummation of the Acquisition (collectively, the “Guarantors”).  Shares of material subsidiaries and inter-company debt between Guarantors and / or the Borrowers will be pledged to the Lenders as security for the Credit Facilities; provided, however, no more than 66 2/3% of the ownership interests of any subsidiary that is not a Guarantor and is not organized under the laws of the United States shall be required to be pledged.

Scotiabank / Hecla Mining Term Sheet
March 1, 2013

All security held by lenders under the existing credit agreement among Borrowers, Scotiabank and ING Capital LLC dated as of October 14, 2009 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Existing Credit Agreement”), will be granted and pledged under the Credit Facilities (through the amendment and restatement of existing documentation to the extent practical and advisable), and will be expanded to encompass, and grant to the Lenders, first priority, perfected liens and security interests in all of the assets of Borrower and Guarantors, including all direct and indirect rights and interests of Borrowers in Target and its assets (including all of Target’s material subsidiaries and their assets), as well as the Greens Creek Mine and the Lucky Friday Mine. Notwithstanding the foregoing, Borrowers and Guarantors shall have up to thirty (30) days (or such longer period granted by Scotiabank in its sole discretion) to grant and perfect liens on any real property interests.

The Borrowers’ rights and benefits under all contracts for hedging of interest rates, commodity prices or currency exchange rates will be assigned to Lenders as security.

The guarantees and security set out in this section will support all obligations to Lenders arising from hedging transactions, commodity trading and cash management services provided by Lenders.

Pricing:
The applicable margin on U.S. dollar Base Rate loans, Canadian dollar Prime Rate Loans, U.S. dollar LIBOR loans, Canadian dollar Bankers Acceptances  and the Standby Fee (in each case expressed in basis points per annum) shall be determined by the Borrowers’ Total Leverage ratio (based on total debt to rolling 4 quarters EBITDA at the end of each fiscal quarter) are as follows:

Level	Total Leverage Ratio	U.S. dollar LIBOR and Canadian dollar Bankers Acceptances Margin	U.S. dollar Base Rate and Canadian dollar Prime Rate Margin	Standby Fees on Undrawn Commitment
I	< 1.00	300.0 bps	200.0 bps	82.5 bps
II	> 1.00 & < 2.00	325.0 bps	225.0 bps	90.0 bps
III	> 2.00 & < 3.00	350.0 bps	250.0 bps	97.5 bps
IV	> 3.00 & < 4.00	400.0 bps	300.0 bps	112.0 bps
V	≥ 4.00	450.0 bps	350.0 bps	126.0 bps

The applicable Standby Fee is payable on any committed, but unutilized and un-cancelled amounts under the Credit Facilities.

Scotiabank / Hecla Mining Term Sheet
March 1, 2013

Default Rate:	Applicable Margins for each Credit Facility will be increased by 2% per annum upon the occurrence and during the continuation of an event of default.

Availability:
Subject to satisfaction of the initial Conditions Precedent provisions as outlined below, the Term Loan Facility and Bridge Loan Facility shall be available as a single advance that may be made concurrent with the Acquisition, or at any time within a period of 30 days following the Closing Date (the “Initial Funding”).  Such advance shall remain outstanding on a non-revolving basis until their respective Maturities.

Subject to satisfaction of the Conditions Precedent provisions related to each borrowing as outlined below, the Revolving Loan Facility will be available for draws and repayments on a fully revolving basis until its Maturity.

The Borrowers may, at their option, obtain advances under the Credit Facilities by way of:

a)                    U.S. dollars as Base Rate advances, with interest to be payable thereon monthly at a rate equal to the Lender’s Base Rate, plus the applicable margin (as set out in the Pricing section above).

b)                    U.S. dollar LIBOR loans in minimum amounts of US$10 million for periods of 1, 2, 3, or 6 months (subject to availability), with interest to be payable thereon at a rate equal to LIBOR, plus the applicable margin (as set out in the Pricing section above).

c)                    Canadian dollars as Prime Rate advances, with interest to be payable thereon monthly at a rate equal to the Lender’s Prime Rate, plus the applicable margin (as set out in the Pricing section above).

d)                    Canadian dollar Banker’s Acceptances in minimum amounts of US$10 million for periods of 1, 2, 3, or 6 months (subject to availability), with interest to be payable thereon at a rate equal to the Banker’s Acceptance Rate, plus the applicable margin (as set out in the Pricing section above).

Repayment/Term:	The Bridge Loan Facility will mature thirty (30) days after the Closing Date. The Bridge Loan Facility will be repaid in full from cash on hand at the Borrowers and the Target.

The Revolving Loan Facility shall mature on the third (3rd) anniversary of the Closing Date.

The Term Loan Facility shall mature on the third (3rd) anniversary of the Closing Date.

The Term Loan Facility shall be repaid as follows: 20% amortization on the first anniversary of the Closing Date, followed by 10% amortization each six months thereafter with the final 50% amortization on the third anniversary of the Closing Date.

The Borrowers shall also prepay the Term Loan Facility and the Bridge Loan Facility from (i) 100% of the net proceeds of any debt issuance by the Borrowers or Guarantors after the Closing Date (with certain exceptions to be agreed upon, including certain trade payables), and (ii) 100% of the net proceeds from any other asset dispositions (subject to the ability to reinvest such proceeds rather than prepay the Credit Facilities, in such amounts and for such periods to be agreed upon and other customary and negotiated carve-outs, exceptions and thresholds).

Scotiabank / Hecla Mining Term Sheet
March 1, 2013

Prepayments of the Term Loan Facility will be applied without penalty (other than breakage costs) to future scheduled principal payments in an inverse order of maturity.

Amounts prepaid under the Credit Facilities (other than the Revolving Loan Facility) may not be re-borrowed.

Interest Payment Dates:	Interest periods shall be, at the Borrowers’ option, one (1), two (2), three (3) or six (6) months. Interest shall be payable on the last business day of the applicable interest period for such loans and, if earlier, at three (3) month intervals following the commencement of such interest period.

Closing Date:	The date upon which all Conditions Precedent to the effectiveness of the agreement are met, which is expected to be no later than June 30, 2013 (the “Closing Date”).

Voluntary Prepayment:	Voluntary prepayments are permitted under the Credit Facilities without penalty other than the payment of breakage costs in the case of LIBOR and Bankers’ Acceptance draws, where applicable. Partial pre-payments of the Term Loan Facility will be applied to future scheduled principal payments in an inverse order of maturity.

Documentation:	This Term Sheet represents an outline of the Credit Facilities; except with respect to the initial conditions precedent, it is not necessarily exhaustive as to the terms and conditions which will govern the financing and negotiation is required to finalize the transactions being contemplated. The Credit Facilities shall be established upon negotiation and completion of credit, guarantee and related documentation, which are acceptable in form and substance to the Borrowers and the Lenders, including a definitive credit agreement (“Credit Agreement”), which shall contain the terms set out herein in addition to other covenants, conditions, representations, warranties, events of default, indemnification in respect of tax, environmental compliance, capital adequacy requirements and any other provisions as the Lenders may reasonably require for credit transactions of this nature; provided, however, that this Term Sheet does reflect all conditions precedent to the initial funding of the Term Loan Facility and the Bridge Loan Facility and no other conditions to the funding of such loans will be required or imposed.

Conditions Precedent:
The Initial Funding shall be subject to the following conditions precedent:

(i)            Termination (or amendment and restatement) of the Existing Credit Agreement;

(ii)          Execution and delivery of acceptable credit documentation, which embodies the terms and conditions contained in this Term Sheet, acceptable to the Lenders, acting reasonably; provided, however, that documentation providing the grant and perfection of liens on certain real property interests, shall be provided on or before August 31, 2013 (or such later date granted by Scotiabank in its sole discretion);

Scotiabank / Hecla Mining Term Sheet
March 1, 2013

(iii)         Payment of all reasonable documented fees and out-of-pocket expenses then due and payable to the Lenders under the credit documents (including payment of the invoiced and reasonable documented fees, charges and out-of-pocket expenses of Lenders’ counsel and independent engineer);

(iv)        All governmental and third party approvals necessary or advisable in connection with the Transaction, the financing contemplated hereby and, to the extent required as of such date, the continuing operations of the Borrowers, the Target and their respective subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transaction or the financing thereof;

(v)          The closing of the Acquisition on the terms and conditions set forth in the Arrangement Agreement, [###];

(vi)         After giving effect to the Acquisition, the Parent, the Target and their subsidiaries shall not have any indebtedness in respect of borrowed money on the Closing Date other than in respect of the Credit Facilities and certain other permitted debt (in amounts to be agreed upon, including certain trade payables);

(vii)        Legal opinions from counsel to the Borrowers in connection with, inter alia, the enforceability of the loan documents, in form and substance satisfactory to the Lenders, acting reasonably;

(viii)       Other than previously disclosed in publicly available filings with the SEC or to the Administrative Agent in writing, there shall exist no pending or, to Borrowers’ and Guarantors’ knowledge after due inquiry, threatened litigation, proceedings or investigations which contests the consummation of the Transaction;

(ix)          Nothing shall have occurred (nor shall any Lender become aware of any facts not previously known), which Majority Lenders shall determine to be or have a Target MAE (defined below).  As used in this condition, “Target MAE” means, in respect of the Target and its subsidiaries, any change, effect, event or occurrence that either individually or in the aggregate with other such changes, effects, events or occurrences, is or could reasonably be expected to be, material and adverse to the business, results of operations or assets, properties, capitalization, condition (financial or otherwise), liabilities or prospects of the Target and its subsidiaries, on a consolidated basis, except any change, effect, event or occurrence resulting from or relating to: (i) the announcement of the execution of the Arrangement Agreement or the transactions contemplated thereby; (ii) changes in general economic, securities, financial, banking or currency exchange markets; (iii) any change in GAAP or US GAAP; (iv) any natural disaster provided that it does not have a materially disproportionate effect on the Target and its subsidiaries relative to comparable exploration and/or mining companies; (v) changes affecting the global gold or silver mining industries generally, provided that such changes do not have a materially disproportionate effect on the Target and its subsidiaries relative to comparable exploration and/or mining companies; (vi) generally applicable changes in applicable law; or (vii) the commencement or continuation of any war, armed hostilities or acts of terrorism;

Scotiabank / Hecla Mining Term Sheet
March 1, 2013

(x)           Delivery of a borrowing request;

(xi)          The representations made by or with respect to the Target and its subsidiaries in the Arrangement Agreement as are material to the interests of the Lenders shall be true and correct as of that date, but only to the extent that a Borrower or any of Borrowers’ affiliates have the right to terminate its or their respective obligations under the Arrangement Agreement, or to decline to consummate the acquisition of the Target pursuant to the Arrangement Agreement, as a result of a breach of such representations in the Arrangement Agreement; and

(xii)        The Specified Representations (as hereinafter defined) shall be true and correct as of that date.  For purposes hereof, “Specified Representations” means the representations and warranties of the Borrowers and the Guarantors, as well as those of the Target and its subsidiaries, in the Credit Agreement, relating to corporate status, corporate power and authority to enter into the credit documentation, due authorization, execution, delivery and enforceability of the credit documentation, no conflicts with or consents under laws, charter documents or material agreements (other than consents that have been obtained), solvency, absence of litigation with respect to the Facilities, Federal Reserve margin regulations, OFAC, FCPA, the U.S.A. Patriot Act, anti-money laundering laws, and the Investment Company Act.

To All Borrowings after the Initial Funding:

(i)            No Default or Event of Default or event which would constitute a Default or an Event of Default with the giving of notice or the passage of time, either prior to or after giving effect to such borrowing;

(ii)            Provision of a notice of borrowing; and

(iii)           Each Representation and Warranty shall be true and correct in all material respects on the date of funding.

Representations and Warranties:	Customary representations and warranties for a transaction of this nature (subject to customary and negotiated thresholds, qualifications and exceptions).

Financial Covenants:	The Parent on a consolidated basis shall maintain at all times:

1.     Secured Leverage Ratio (based on secured debt to rolling 4 quarters EBITDA) of not more than 3.50 : 1.00.  This covenant will step down to 3.00 : 1.00 on the first anniversary of closing.  The Bridge Loan Facility will be excluded from this covenant calculation.

Scotiabank / Hecla Mining Term Sheet
March 1, 2013

2.     Total Leverage Ratio (based on total debt to rolling 4 quarters EBITDA) of not more than 4.50 : 1.00.  This covenant will step down to 4.00 : 1.00 on the first anniversary of closing.  The Bridge Loan Facility will be excluded from this covenant calculation.

3.     Interest Coverage Ratio (EBITDA over interest expense) to be no less than 3.00 : 1.00.

4.     Tangible Net Worth (“TNW”) of not less than 80% of the TNW at completion of acquisition of Target, plus 50% of positive quarterly net income thereafter.

Non-Financial Covenants:
Customary covenants including, but not limited to the following subject matters, from the Borrowers and the Guarantors, subject to customary and negotiated exceptions, thresholds, qualifications and carve-outs, substantially as set forth in the Existing Credit Agreement, and the following:

1.         No later than 180 days from the Closing Date, the Borrowers shall enter into (and maintain, for so long as any portion of the Term Loan Facility or the Bridge Loan Facility remains unpaid) hedging contracts for gold production guarantying net revenue to the Borrowers from hedged gold ounces in an amount not less than $150 million in each of 2014, 2015 and 2016.  These hedging contracts will be completed and maintained with parties acceptable to the Administrative Agent; and

2.         Immediately following the consummation of the Acquisition, the Target’s (and its subsidiaries) existing loan facilities, if any, shall be paid in full and all commitments thereunder and security interests granted in connection therewith shall be terminated (or assigned to the Lenders and amended and restated together with the Credit Facilities), such that the Lenders receive security interests in such assets to secure the Credit Facilities.

Events of Default:
Customary events of default regarding the Borrowers and the Guarantors, which shall be subject to agreed grace periods and materiality thresholds, substantially as set forth in the Existing Credit Agreement.

Expenses:
The Borrowers shall pay all reasonable and properly documented third party fees and out-of-pocket expenses including but not limited to all legal, consulting and documentation fees and expenses incurred by the Lead Arranger in connection with the preparation of documentation, including a Credit Agreement and any other documentation relating to the Credit Facilities, as well as the enforcement of their rights, all whether or not the Credit Agreement is executed or any amounts are advanced thereunder.

Majority Lenders:
Amendments and waivers with respect to the Credit Documentation (defined in the Commitment Letter) shall require the approval of Lenders holding at least two thirds (2/3) of the aggregate amount of the Credit Facilities except that the consent of each Lender directly affected thereby shall be required with respect to reductions in the amount of any principal payment or extensions of final maturity, reductions in the rate of interest or any fee, releases of guarantees and security, increases in the amount or extensions of the expiry date of any Lender’s commitment and modifications to the pro rata provisions of the Credit Documentation.  The consent of 100% of the Lenders shall be required with respect to, among other things, modifications to any of the voting percentages.

Scotiabank / Hecla Mining Term Sheet
March 1, 2013

Indemnity:
The Administrative Agent, each Lender and each of their respective affiliates, directors, officers, agents and employees shall have no liability for, and shall be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of any indemnified party), shall be included in the Credit Agreement.  Customary indemnity and capital adequacy provisions, including but not limited to compensation in respect of taxes (including, without limitation, gross-up provisions for withholding taxes) and decreased profitability resulting from U.S. or foreign capital adequacy requirements, guidelines or policies or their interpretation or application, and any other customary yield and increased costs protection deemed necessary by the Lenders to provide customary protection.  No party to the Credit Agreement shall be liable to any other party thereto for any consequential, special indirect or punitive damages.

Assignment:
The Borrowers shall not be permitted to assign all or any portion of their rights or obligations.  The Lenders may, with the consent of the Borrowers (such consents not to be unreasonably withheld), assign and or participate all or any part of their outstandings or commitments under the Credit Facilities.  If there is any default or pending default, no consent from any of the Borrowers will be required.  The Credit Agreement shall provide for customary provisions for replacing a Lender refusing to grant consent to proposed amendments and waivers and Lenders seeking indemnity for increased costs or grossed-up tax payments.

Governing Law:	New York.

Waiver of Jury Trial:	Customary waiver of jury trial provisions.

Counsel to the Administrative Agent:	Mayer Brown LLP.

This Term Sheet is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in the definitive Credit Documentation; provided, however, that this Term Sheet does reflect all conditions precedent to the initial funding of the Term Loan Facility and the Bridge Loan Facility and no other conditions to the funding of such loans will be required or imposed.  Scotiabank’s commitments, undertakings and obligations described in this Annex and the Commitment Letter will be subject to negotiation and execution of definitive Credit Documentation in form and substance satisfactory to the Borrowers and its legal counsel and Scotiabank, its legal counsel and the Lenders; provided, however, that this Term Sheet does reflect all conditions precedent to the initial funding of the Term Loan Facility and the Bridge Loan Facility and no other conditions to the funding of such loans will be required or imposed.

ANNEX II

INDEMNIFICATION PROVISIONS

Unless otherwise defined, terms used herein shall have the meanings assigned thereto in the commitment letter to which this Annex II is attached and the Term Sheet attached thereto as Annex I.

Hecla Mining Company, a Delaware corporation (the “Indemnitor”) shall pay all of the Administrative Agent’s fees, costs and expenses (including, without limitation, all reasonable and documented out-of-pocket costs and expenses arising in connection with the syndication of the Credit Facilities and any due diligence investigation performed by the Administrative Agent, and the reasonable and documented fees and expenses of Mayer Brown LLP, special counsel to the Administrative Agent and also of, without limitation, any local or foreign legal counsel (one per jurisdiction)) arising in connection with the negotiation, preparation, execution, delivery or administration of the Commitment Documents and the Credit Documentation, and the Indemnitor shall be obligated to pay such fees, costs and expenses whether or not definitive Credit Documentation is executed or delivered or the Transaction is consummated.

In addition, the Indemnitor hereby indemnifies and holds harmless all Indemnified Parties (as defined below) from and against all Liabilities (as defined below).  “Indemnified Party” shall mean Scotiabank, the Administrative Agent, each Lender, each affiliate of any of the foregoing and the respective directors, officers, agents and employees of each of the foregoing, and each other person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended.  “Liabilities” shall mean any and all losses, claims, damages, liabilities or other costs or expenses to which an Indemnified Party may become subject which arise out of or relate to or result from any transaction, action or proceeding to or connected with the transaction described in the Commitment Documents other than any losses, claims, damages, liabilities or other costs or expenses resulting from the gross negligence or willful misconduct of any Indemnified Party and any consequential, special indirect or punitive damages.  In addition to the foregoing, the Indemnitor agrees to reimburse each Indemnified Party for all legal or other expenses incurred in connection with investigating, defending or participating in any action or other proceeding relating to any Liabilities (whether or not such Indemnified Party is a party to any such action or proceeding).